Exhibit 21

THE MCCLATCHY COMPANY

SUBSIDIARIES

The following is a list of subsidiaries of the Company as of December 30, 2018, omitting subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Name of Entity	Jurisdiction of Organization
Aboard Publishing, Inc.	Florida
Bellingham Herald Publishing, LLC	Delaware
Belton Publishing Company, Inc.	Missouri
Biscayne Bay Publishing, Inc.	Florida
Cass County Publishing Company	Missouri
Columbus‑Ledger Enquirer, Inc.	Georgia
Cypress Media, Inc.	New York
Cypress Media, LLC	Delaware
East Coast Newspapers, Inc.	South Carolina
El Dorado Newspapers	California
Gulf Publishing Company, Inc.	Mississippi
HLB Newspapers, Inc.	Missouri
Idaho Statesman Publishing, LLC	Delaware
Keltatim Publishing Company, Inc.	Kansas
Keynoter Publishing Company, Inc.	Florida
Lee’s Summit Journal, Inc.	Missouri
Lexington H‑L Services, Inc.	Kentucky
Macon Telegraph Publishing Company	Georgia
Mail Advertising Corporation	Texas
McClatchy Big Valley, Inc.	California
McClatchy Interactive LLC	Delaware
McClatchy Interactive West	Delaware
McClatchy International, Inc.	Delaware
McClatchy Investment Company	Delaware
McClatchy Management Services, Inc.	Delaware
McClatchy News Services, Inc.	Michigan
McClatchy Newspapers, Inc.	Delaware
McClatchy Property, Inc.	Florida
McClatchy Resources, Inc.	Florida
McClatchy Shared Services, Inc.	Florida
McClatchy U.S.A., Inc.	Delaware
Miami Herald Media Company	Delaware
N&O Holdings, Inc.	Delaware
Newsprint Ventures, Inc.	California
Nittany Printing and Publishing Company	Pennsylvania
Nor‑Tex Publishing, Inc.	Texas
Oak Street Redevelopment Corporation	Missouri
Olympian Publishing, LLC	Delaware
Olympic‑Cascade Publishing, Inc.	Washington
Pacific Northwest Publishing Company, Inc.	Florida
Quad County Publishing, Inc.	Illinois
San Luis Obispo Tribune, LLC	Delaware
Star‑Telegram, Inc.	Delaware
Tacoma News, Inc.	Washington
The Bradenton Herald, Inc.	Florida
The Charlotte Observer Publishing Company	Delaware
The News and Observer Publishing Company	North Carolina
The State Media Company	South Carolina
The Sun Publishing Company, Inc.	South Carolina
Tribune Newsprint Company	Utah
Wichita Eagle and Beacon Publishing Company, Inc.	Kansas
Wingate Paper Company	Delaware